SECURITIES AND EXCHANGE COMMISSION

UNITED STATES

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 24, 2004

REGENCY CENTERS CORPORATION

(Exact name of registrant as specified in its charter)

Florida	001-12298	59-3191743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 West Forsyth Street, Suite 200 Jacksonville, Florida	32202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (904)-598-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS

Regency entered into an Underwriting Agreement with Citigroup Global Markets Inc., with respect to the sale by Regency of 1,500,000 shares of common stock, par value $0.01 per share (the “Common Shares”), on August 24, 2004 (the “Underwriting Agreement”). Regency expects to deliver the Common Shares against payment for the Common Shares on or about August 30, 2004, which is the 4th business day following the date of pricing of the Common Shares. This Form 8-K is being filed in order to incorporate by reference into Regency’s Registration Statement on Form S-3 the Underwriting Agreement and the other required exhibits.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

C.	Exhibits:

The exhibits listed below relate to Registration Statement No. 333-37911 on Form S-3 of Regency Centers Corporation, and are filed herewith for incorporation by reference in such Registration Statement.

1.7	Underwriting Agreement dated August 24, 2004 between Regency Centers Corporation and Citigroup Global Markets Inc.

5.1	Opinion of Foley & Lardner LLP as to the legality of the securities to be issued

8.1	Opinion of Foley & Lardner LLP as to the tax aspects of the offering

23.1	Consent of Foley & Lardner LLP (included in Opinions filed as Exhibits 5.1 and 8.1)

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY CENTERS CORPORATION
(registrant)

August 30, 2004	By:	/s/ J. Christian Leavitt
J. Christian Leavitt, Senior Vice President, Finance and Principal Accounting Officer

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